CONSENT, WAIVER & MODIFICATION TO
LOAN AND SECURITY AGREEMENT

This Consent, Waiver and Modification to Loan and Security Agreement (this “Modification”) is entered into as of March 11, 2019 (the “Modification Effective Date”), by and between Partners for Growth V, L.P., a Delaware limited partnership with its principal place of business at 1751 Tiburon Blvd., Tiburon, California 94920 (“PFG”) and Sonic Foundry, Inc., a Maryland corporation with its principal place of business at 222 W. Washington Avenue, Madison, WI 53703 (“Borrower”). This Modification amends that certain Loan and Security Agreement between PFG and Borrower dated as of May 11, 2018 (the “Original Loan Agreement Date” and such Loan and Security Agreement, as amended, the “Loan Agreement”).

WHEREAS, Borrower has notified PFG that it will not meet the Minimum EBITDA financial covenant for the quarterly reporting period ending December 31, 2018 (as specified in Section 5 in the Schedule) (the “Specified Default”);

WHEREAS, an existing investor creditor of Borrower, Mark Burish (“Burish”), who has previously entered into a Subordination Agreement in favor of PFG, has extended new credit to Borrower under a Note Purchase Agreement dated on or about February 28, 2019 (the “NPA”) and will extend additional credit under the NPA to Borrower after the Modification Effective Date and PFG desires to provide its consent to Borrower incurring additional Subordinated Debt to Burish;

WHEREAS, the parties have determined to amend the Loan Agreement as set forth herein inter alia for the purposes stated in these Recitals and PFG desires to waive the Specified Default and consent to the additional Burish Indebtedness, subject to the terms of this Modification;

NOW THEREFORE, the parties hereby agree as follows:

1.    DESCRIPTION OF EXISTING INDEBTEDNESS: As of the Modification Effective Date, Borrower is indebted to PFG for the Obligations pursuant to the Existing Loan Documents (as defined below) in the aggregate principal amount (prior to accounting for the principal payment contemplated in this Modification) of $2,166,666.64, plus interest thereon accrued through the Modification Effective Date, plus a fee in the amount of $150,000 due at the Maturity Date or earlier date at which Obligations fall due, all of which is outstanding and unpaid, plus all Lender Expenses. Defined terms used but not otherwise defined herein shall have the same meanings set forth in the Loan Agreement.

2.    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral, as described in the Loan Agreement, in that certain Intellectual Property Security Agreement and related Collateral Agreements and Notices of even date with the Loan Agreement (the “IP Agreement”) and the other Loan Documents entered into on the dates of the Loan Agreement and the Loan Agreement. The above-described security documents, together with all other documents securing and/or perfecting security interests in the repayment of the Obligations, shall be referred to herein as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations are referred to as the “Existing Loan Documents”.

3.ACKNOWLEDGMENT OF DEFAULT; WAIVER. Borrower acknowledges that it is in default under the Loan Agreement due to the Specified Default. Subject to compliance with the conditions set forth in Section 7, PFG hereby forever waives the Specified Default for the particular compliance period specified within the definition of Specified Default set forth in the Recitals. Borrower hereby acknowledges and agrees that except as specifically provided in this Section, nothing in this Section or anywhere in this Modification shall be deemed or otherwise construed as a waiver by PFG of any of its rights and remedies pursuant to the Existing Loan Documents, applicable law or otherwise.
4.    DESCRIPTION OF CHANGES IN TERMS. As from the Modification Effective Date and expressly subject to the terms and conditions of this Modification:

4.1    Senior Lender. The parties acknowledge that Silicon Valley Bank, the named “Senior Lender” in the Loan Agreement as in effect on the Original Loan Agreement Date has been repaid and the “Senior Loan Documents” defined therein, terminated. All references in the Loan Agreement to the “Senior Lender”, except for references to the Senior Lender as a depositary bank of Borrower (which references shall be replaced with “Silicon Valley Bank”), are deleted. All references to PFG rights and Liens being “subject to the rights of the Senior Lender”, “subject to the security interest of the Senior Lender” and the like are deleted. The Loan Agreement and the other Existing Loan Documents are amended accordingly.

4.2    Section 4.6, Negative Covenants. Clauses (xv) of Section 4.6 is replaced in its entirety with the following:

“ (xv) cause or permit (A) Japanese Subsidiary Indebtedness under its revolving credit facility to exceed at any time $1,000,000 outstanding, or (B) aggregate Subsidiary Indebtedness (which for the avoidance of doubt is inclusive of the Subsidiary Indebtedness incurred by the Japanese Subsidiary) to exceed $1,200,000 at any time; ”

4.3    Permitted Indebtedness. Clause (ix) of the definition of “Permitted Indebtedness” in Section 7 of the Loan Agreement is deleted.

4.4    Repayment and Prepayment. The “Repayment” and “Prepayment” clauses in Section 1 of the Schedule are amended to read in their entirety as follows (with the addition of a new “Mandatory Prepayment” provision):

“
Repayment:            Borrower shall make monthly principal payments on the first day of each calendar month in the amount of $83,333.34, plus interest accrued thereon during the prior month, until the earlier of (i) the date on which the unpaid principal balance of all Loans and any and all accrued and unpaid interest and other monetary Obligations thereon have been paid in full, and (ii) the Maturity Date.

Prepayment:            The principal of the Loan may be prepaid at any time, in whole or in part, provided that, concurrently with the prepayment, Borrower pays to PFG a prepayment fee equal to 1% of the principal amount prepaid in the first year from the Effective Date. ”

4.5    Amendment of Section 5 of Schedule. Section 5 of the Schedule shall be superseded and amended to read in its entirety as follows:

“5. FINANCIAL COVENANTS
(Section 4.1):    Borrower shall comply with each of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

(a) Minimum Coverage

Ratio:
As of the last day of each month, permit the Coverage Ratio, in each case, for each monthly period then ended (in each year during the term of this Agreement) to be less than the amount set forth across from such period in the table below:

Calendar Months During Term        Ratio

December through May	0.7 : 1.00
June through November	0.9 : 1.00

Thresholds for future periods shall be set by PFG in consultation with Borrower based on Borrower’s then current financial plan, but in no event less than the ratios set forth above.
(b) Minimum Qualifying

Revenue:	As of the last day of any calendar month, on or after December 1, 2018, on a trailing twelve-month basis, permit Qualifying Revenue to be less than $13,000,000. ”

4.6    Section 7 of the Agreement is amended to add or, as relevant, supersede existing definitions in their entirety, the following definitions therein:

“Cash Equivalents” means (a) short-term obligations of, or fully guaranteed by, the United States, (b) commercial paper rated A-1 or better by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (or any successor thereto) or P-1 or better by Moody’s Investors Service, Inc. (or any successor thereto) with a duration of not more than nine (9) months, (c) demand deposit accounts maintained in the ordinary course of business, and (d) certificates of deposit issued by, and time deposits with, commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.
“Coverage Ratio” means the ratio of (a) Qualified Assets to (b) all then outstanding Burish Indebtedness obligations.

“Plan” means Borrower’s financial plan as presented to PFG on or about January 23, 2019, in the file in Excel format entitled “2019 Plan – Unlinked 1.12.19.xlsx”, as such financial plan is delivered in form and substance acceptable to PFG in subsequent years for future periods.
“Qualified Assets” means (a) consolidated unrestricted cash and Cash Equivalent recorded on the balance sheet of Borrower, plus (b) consolidated accounts receivable.
“Qualifying Revenue” means the sum of revenues from “Customer Support” and “Hosting” (each of which shall be consistent with the breakout for such line item provided in that certain model dated as of December 29, 2017 and delivered to PFG).
4.7    Subsidiary Indebtedness. Section 4.6(xv) is amended and superseded to read in its entirety as follows:
“ (xv) cause or permit aggregate Subsidiary Indebtedness (which for the avoidance of doubt is inclusive of the Subsidiary Indebtedness incurred by the Japanese Subsidiary) to exceed $1,200,000 at any time, provided that such dollar cap shall exclude Indebtedness owed by Borrower to PFG or its successors and assigns that is guaranteed by Subsidiaries;”
4.8    Update to Compliance Certificate. The Compliance Certificate is amended and superseded in the form appended to this Modification as Exhibit A.

5.    BORROWERS’ REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:
(a)    immediately upon giving effect to this Modification (i) the representations and warranties contained in the Existing Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent qualified in the updated Representations deliverable to PFG on or before the Modification Effective Date), and (ii) no Event of Default has occurred and is continuing;
(b)    Borrower has the corporate power and authority to execute and deliver this Modification and to perform its obligations under the Existing Loan Documents, as amended by this Modification;

(c)    the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to PFG remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
(d)    the execution and delivery by Borrower of this Modification and the performance by Borrower of its obligations under the Existing Loan Documents, as amended by this Modification, have been duly authorized by all necessary corporate action on the part of Borrower;
(e)    this Modification has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with the terms of this Modification, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights;
(f)    as of the date hereof, Borrower has no defenses against its obligation to repay the Obligations and it has no claims of any kind against PFG. Borrower acknowledges that PFG has acted in good faith and has conducted in a commercially reasonable manner its relationship with such Borrower in connection with this Modification and in connection with the Existing Loan Documents;
(g)    the Security Documents relating to Intellectual Property disclose an accurate, complete and current listing of all Collateral that consists of Intellectual Property; and
(h)    Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Representations dated as the Modification Effective Date, appended as Exhibit B hereto, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to PFG therein remain true, correct, accurate and complete as of the Modification Effective Date.
Borrower understands and acknowledges that PFG is entering into this Modification in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
6.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, PFG is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect. PFG's agreement to modifications to the existing Obligations in no way shall obligate PFG to make any future consents, waivers or modifications to the Obligations. Nothing in this Modification shall constitute a satisfaction of the Obligations or a waiver of any default under the Existing Loan Documents. It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers, if any, of the Existing Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to all subsequent loan modification agreements.

7.     CONDITIONS. The effectiveness of this Modification is conditioned upon each of:

7.1    Execution and Delivery. Borrower and Guarantor shall have duly executed and delivered a counterpart of this Modification to PFG.
7.2    Constitutional and Authority Documents. To the extent not in the form delivered to PFG on the Effective Date, Borrower shall have delivered to PFG, certified by a duly authorized officer of Borrower, to be true and complete as of the Modification Effective Date: (i) the governing documents of Borrower as in effect on the Modification Effective Date, and (ii) resolutions of Borrower’s Board authorizing the execution and delivery of this Modification, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby.

7.3    Evidence of the Payoff and Termination of the (former) Senor Loan Documents. Borrower shall have provided evidence in form and substance satisfactory to PFG that the Senior Debt of Silicon Valley Bank reflected in the Loan Agreement has been repaid in full, all rights of Borrower to borrower under the Senior Loan Documents terminated and all Liens in connection with the Senior Debt terminated.
7.4    Additional NPA Investor Financings. Acknowledging that as of the Modification Effective Date Burish has funded $3,000,000 under the NPA, as conditions subsequent, on or before March 31, 2019, Borrower shall have received an additional minimum of $1,000,000 in NPA proceeds and on or before April 30, 2019, Borrower shall have received an further minimum of $1,000,000 in NPA proceeds (for an aggregate of not less than $2,000,000 in proceeds after the Modification Effective Date).
7.5    Subordination Agreement. Mark Burish shall have executed and delivered a Subordination Agreement in favor of PFG, in agreed form, in respect of Indebtedness incurred and to be incurred by Borrower to Mark Burish, his Affiliates and any other note holders under the Note Purchase Agreement referenced in the Recitals (“ Burish Indebtedness”).
7.6    Lender Expenses. Promptly upon invoice, Borrower shall have paid all Lender Expenses invoiced by PFG in connection with this Modification.

7.7    Updated Representations. Borrower shall have executed and delivered an updated version of the Representations, appended as Exhibit B hereto.
The failure of any of the conditions (precedent or subsequent) set forth in this Section 7 shall constitute an immediate Event of Default.
8.    PFG CONSENT. PFG hereby consents to Borrower incurring additional Indebtedness as disclosed to PFG to Burish so long as such Indebtedness is subordinated in payment and Lien (if secured) priority to the PFG Obligations and Liens security the PFG Obligations pursuant to a Subordination Agreement between PFG and Burish, in agreed form. Any repayment (including redemption) of the Burish Indebtedness other than in accordance with the (non-accelerated) payment schedule as set forth the agreements evidencing the Burish Indebtedness in the form as in effect on the Modification Effective Date (including that certain Note Purchase Agreement executed and delivered between Burish and Borrower in February 2019) shall require the further express consent of PFG.

9.    RATIFICATIION OF EXISTING LOAN DOCUMENTS; FURTHER ASSURANCES. Borrower (a) acknowledges and agrees that (i) each of the Existing Loan Documents remains in full force and effect in accordance with the original terms, except as expressly modified hereby, (ii) the Liens granted by the Borrower to PFG under the Existing Loan Documents shall remain in place, unimpaired by the transactions contemplated by this Agreement, and PFG’s priority with respect thereto shall not be affected hereby or thereby other than as contemplated by the Intercreditor Agreement, and (iii) the Loan Agreement and the other Existing Loan Documents shall continue to secure all Obligations as stated therein except as expressly amended and modified by this Modification; (b) Borrower ratifies, reaffirms, restates and incorporates by reference all of its representations, warranties, covenants, and agreements made under the Existing Loan Documents except to the extent modified herein; (c) Borrower hereby ratifies, confirms, and reaffirms that the Obligations include, without limitation, the Loans, and any future modifications, amendments, substitutions or renewals thereof; (d) Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against PFG or any past, present or future agent, attorney, legal representative, predecessor-in-interest, affiliate, successor, assign, employee, director or officer of PFG, directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or began prior to the execution of this Agreement and accrued, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of the terms or conditions of the Existing Loan Documents, or which directly or indirectly relate to or arise out of or in any manner are connected with any of the Existing Loan Documents; (e) Borrower and PFG confirm that neither party has heretofore waived or modified, and has not agreed to waive or modify, any term of the Existing Loan Documents, and any actions that Borrower takes or fails to take (including the expenditure of any funds) is voluntary, informed and taken at its own risk; and (g) Borrower shall, from and after the execution of this Agreement, execute and deliver to PFG whatever additional documents, instruments, and agreements that PFG may reasonably require in order to perfect the Collateral granted in the Loan Agreement more securely in PFG and to otherwise give effect to the terms and conditions of this Modification. Nothing in this Modification shall constitute a satisfaction of the Obligations or a waiver of any default under the Existing Loan Documents, except of the Specified Defaults to the extent waived herein.
10.    INTEGRATION; CONSTRUCTION. This Modification, the Loan Agreement and the Existing Loan Documents (as modified) and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Modification; provided, however, that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The Existing Loan Documents are hereby amended wherever necessary to reflect the modifications set forth in this Modification. The quotation marks around modified clauses set forth herein and any differing font styles in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Modification. This Modification is subject to the General Provisions of Section 8 of the Loan Agreement, each of which are incorporated herein as if set forth in this Modification.

11.    RELEASE. FOR AND IN CONSIDERATION OF PFG’S AGREEMENTS CONTAINED HEREIN, BORROWER, TOGETHER WITH ITS SUCCESSORS AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, “RELEASORS”) HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER WAIVES AND DISCHARGES PFG AND EACH OF ITS RESPECTIVE PARENTS, DIVISIONS, SUBSIDIARIES, AFFILIATES, MEMBERS, MANAGERS, PARTICIPANTS, PREDECESSORS, SUCCESSORS, AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER DIRECTORS, OFFICERS, SHAREHOLDERS, MEMBERS, MANAGERS, PARTNERS, AGENTS, AND EMPLOYEES, AND EACH OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, HEIRS, AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL POSSIBLE CLAIMS, COUNTERCLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IN ANY CASE ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE EFFECTIVE DATE THAT ANY OF THE RELEASORS MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, ANY PRIOR OR EXISTING LOANS BETWEEN RELEASORS AND RELEASED PARTIES, ANY OF THE EXISTING LOAN DOCUMENTS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER ANY OF THE EXISTING LOAN DOCUMENTS, AND/OR NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT. EACH OF THE RELEASORS WAIVES THE BENEFITS OF ANY LAW INCLUDING SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH MAY PROVIDE IN SUBSTANCE: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” EACH OF THE RELEASORS UNDERSTANDS THAT THE FACTS WHICH IT BELIEVES TO BE TRUE AT THE TIME OF MAKING THE RELEASE PROVIDED FOR HEREIN MAY LATER TURN OUT TO BE DIFFERENT THAN IT NOW BELIEVES, AND THAT INFORMATION WHICH IS NOT NOW KNOWN OR SUSPECTED MAY LATER BE DISCOVERED. EACH OF THE RELEASORS ACCEPTS THIS POSSIBILITY, AND EACH OF THEM ASSUMES THE RISK OF THE FACTS TURNING OUT TO BE DIFFERENT AND NEW INFORMATION BEING DISCOVERED; AND EACH OF THEM FURTHER AGREES THAT THE RELEASE PROVIDED FOR HEREIN SHALL IN ALL RESPECTS CONTINUE TO BE EFFECTIVE AND NOT SUBJECT TO TERMINATION OR RESCISSION BECAUSE OF ANY DIFFERENCE IN SUCH FACTS OR ANY NEW INFORMATION. Borrower acknowledges that (i) this release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release, and (ii) Borrower acknowledges that the release contained herein constitutes a material inducement to PFG to enter into this Modification, and that PFG would not have done so but for PFG’s expectation that such release is valid and enforceable in all events.

12.    ADVICE OF COUNSEL. PFG and Borrower have prepared this Modification and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by PFG and Borrower and shall not be construed against the PFG or Borrower.

13.    ILLEGALITY OR UNENFORCEABILITY. Any determination that any provision or application of this Modification or the Loan Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

14.    GOVERNING LAW; VENUE. THIS MODIFICATION SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and PFG submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California, in connection with any proceeding or dispute arising in connection herewith.

[Signature Page Follows]

This Modification is executed as of the date first written above.

Borrower: SONIC FOUNDRY, INC. By/s/Ken Minor Name: Ken Minor Title: Chief Financial Officer	PFG: PARTNERS FOR GROWTH V, L.P. By/s/Geoffrey Allan Name: Geoffrey Allan Title: Manager, Partners for Growth V, LLC, its General Partner

Signature Page - PFG - Sonic Foundry Consent, Waiver & Modification to Loan and Security Agreement

Exhibit A – Restated Compliance Certificate

Compliance Certificate
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Borrower: SONIC FOUNDRY, INC. 222 West Washington Avenue Madison, WI 53703	Lender: Partners for Growth V, L.P. (“PFG”) 1751 Tiburon Blvd. Tiburon, CA 94920
The undersigned authorized officer of Borrower hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and PFG dated as of May 11, 2018 (the "Agreement"), (i) Borrower (on a consolidated basis) is in complete compliance for the period ending __________________ with all required covenants except as detailed below, (ii) all representations and warranties of Borrower stated in the Agreement, including the Representation Letter, as defined in the Agreement, are true, complete, correct and accurate on this date except those representations and warranties expressly referring to a specific date shall be true, complete, correct and accurate as of such date, and except as noted below or on any disclosure letter attached to this Certificate, (iii) each Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and each Borrower has timely paid all foreign, federal state and local taxes, assessments, deposits and contributions owed by Borrower(s) except as otherwise permitted pursuant to the Loan Agreement, (iv) no Liens have been levied or claims made against any Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which such Borrower has not previously provided written notification to PFG, and (v) there are no Defaults or Events of Default. Attached herewith are the required documents supporting the above certification. The undersigned further certifies that the financial statements, information and schedules referred to below have been prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenants	Required	Complies

Compliance Certificates	Monthly within 30 Days	Yes	No
Unaudited Financial Statements	Monthly within 30 Days	Yes	No
AR and AP Agings	Monthly within 30 Days	Yes	No
Annual Budgets/Projections	As soon as available / 30 days of FYE	Yes	No
Audited Financial Statements	Annually within 120 Days of FYE	Yes	No
Subsidiary and Japan Sub debt	Monthly within 30 days	Yes	No
Other Reports	When Requested by PFG	Yes	No
Representations Letter Update	When Required To be updated as and when necessary to keep the information current, accurate and complete. or each Q-End	Yes	No
Financial Covenants See page 2     Required      Actual             Complies

Minimum Coverage Ratio
Minimum Qualifying Revenue	> $13,000,000

Sincerely,

SIGNATURE

TITLE

DATE

1To be updated as and when necessary to keep the information current, accurate and complete.
2See page 2

Financial Covenants (Section 5 of Schedule to Loan and Security Agreement)
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“5. Financial Covenants

(Section 4.1):	Borrower shall comply with each of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

(a) Minimum Coverage

Ratio:
As of the last day of each month, permit the Coverage Ratio, in each case, for each monthly period then ended (in each year during the term of this Agreement) to be less than the amount set forth across from such period in the table below:

Calendar Months During Term        Ratio

December through May	0.7 : 1.00
June through November	0.9 : 1.00

Thresholds for future periods shall be set by PFG in consultation with Borrower based on Borrower’s then current financial plan, but in no event less than the ratios set forth above.
(b) Minimum Qualifying

Revenue:	As of the last day of any calendar month, on or after December 1, 2018, on a trailing twelve-month basis, permit Qualifying Revenue to be less than $13,000,000. ”

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Corresponding Definitions for Financial Covenants

“Cash Equivalents” means (a) short-term obligations of, or fully guaranteed by, the United States, (b) commercial paper rated A-1 or better by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (or any successor thereto) or P-1 or better by Moody’s Investors Service, Inc. (or any successor thereto) with a duration of not more than nine (9) months, (c) demand deposit accounts maintained in the ordinary course of business, and (d) certificates of deposit issued by, and time deposits with, commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.
“Coverage Ratio” means the ratio of (a) Qualified Assets to (b) all then outstanding Burish Indebtedness obligations.

“Plan” means Borrower’s financial plan as presented to PFG on or about January 23, 2019, in the file in Excel format entitled “2019 Plan - Unlinked 1.12.19.xlsx”, as such financial plan is delivered in form and substance acceptable to PFG in subsequent years for future periods.
“Qualified Assets” means (a) consolidated unrestricted cash and Cash Equivalent recorded on the balance sheet of Borrower, plus (b) consolidated accounts receivable.
“Qualifying Revenue” means the sum of revenues from “Customer Support” and “Hosting” (each of which shall be consistent with the breakout for such line item provided in that certain model dated as of December 29, 2017 and delivered to PFG).
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